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Exhibit 10-cc
-------------


                 ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
                                (1990 Statement)



                        First Effective September 1, 1990


                                       AND


                                  As Amended By

                 The FIRST AMENDMENT Adopted September 15, 1994
                But Effective January 1, 1992 and January 1, 1994

                   The SECOND AMENDMENT Adopted March 12, 1996
                          But Effective January 1, 1996

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                 ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
                                (1990 Statement)


                                TABLE OF CONTENTS

                                                                            Page

PREAMBLES ................................................................    1

SECTION 1.  INTRODUCTION..................................................    2

            1.1.    Definitions
                    1.1.1.  Accounts
                            (a)    Total Account
                            (b)    Excess Savings Account
                            (c)    Match Account
                            (d)    Phantom Stock Account
                    1.1.2.  Affiliate
                    1.1.3.  Annual Valuation Date
                    1.1.4.  Beneficiary
                    1.1.5.  Code
                    1.1.6.  Compensation
                    1.1.7.  Disability
                    1.1.8.  Effective Date
                    1.1.9.  Excess Savings Agreement
                    1.1.10. Employer
                    1.1.11. ERISA
                    1.1.12. Event of Maturity
                    1.1.13. Participant
                    1.1.14. Plan
                    1.1.15. Plan Statement
                    1.1.16. Plan Year
                    1.1.17. Principal Sponsor
                    1.1.18. Recognized Employment
                    1.1.19. Retirement Savings Plan
                    1.1.20. Unit Share
                    1.1.21. Valuation Date
                    1.1.22. Vested
            1.2.    Rules of Interpretation
            1.3.    Transitional Rules

SECTION 2.  ELIGIBILITY AND PARTICIPATION................................     6

            2.1.    Eligibility
            2.2.    Enrollment
            2.3.    Excess Savings Agreement
            2.4.    Modifications of Excess Savings Agreement
                    2.4.1.  Increase or Decrease
                    2.4.2.  Voluntary Cancellation
                    2.4.3.  Automatic Cancellation
                    2.4.4.  Form of Agreement
            2.5.    Specific Exclusion

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SECTION 3.  ADDITIONS TO ACCOUNTS.........................................    8

            3.1.    Excess Savings Additions
                    3.1.1.  Amount
                    3.1.2.  Crediting the Account
            3.2.    Fixed Match Additions
                    3.2.1.  Amount
                    3.2.2.  Crediting the Account
            3.3.    One Percent Additions
                    3.3.1.  Amount
                    3.3.2.  Crediting the Account
            3.4.    Conditional Match Additions
                    3.4.1.  Amount
                    3.4.2.  Crediting the Account
            3.5.    Performance Match Additions
                    3.5.1.  Amount
                    3.5.2.  Crediting the Account
            3.6.    Section 415 Additions
                    3.6.1.  Amount
                    3.6.2.  Crediting the Account
            3.7.    Eligible Participant
            3.8.    Nonduplication of Benefits

SECTION 4.  ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS......................   11

            4.1.    Valuation and Adjustment of Accounts
                    4.1.1.  Addition Adjustment
                    4.1.2.  Investment Adjustment for Excess Savings Account
                    4.1.3.  Investment Adjustment for Match Account
                    4.1.4.  Dividend Adjustment for Phantom Stock Account
                    4.1.5.  Antidilution Adjustment for Phantom Stock Account
                    4.1.6.  Distributions Adjustment
            4.2.    Not Funded

SECTION 5.  VESTING OF ACCOUNTS...........................................   13

            5.1.    Full Vesting
            5.2.    Forfeiture for Misconduct

SECTION 6.  MATURITY......................................................   14

            6.1.    Events of Maturity
            6.2.    Effect of Maturity upon Further Participation in
                    Plan

SECTION 7.  DISTRIBUTION..................................................   15

            7.1.    Time of Distribution
            7.2.    Forms of Distribution
            7.3.    Distribution in Cash
            7.4.    280G Limitation
            7.5.    Designation of Beneficiaries
                    7.5.1.  Right To Designate
                    7.5.2.  Failure of Designation
                    7.5.3.  Disclaimers by Beneficiaries
                    7.5.4.  Definitions
                    7.5.5.  Special Rules
                    7.5.6.  Spousal Rights

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            7.6.    Death Prior to Full Distribution
            7.7.    Facility of Payment

SECTION 8.  SPENDTHRIFT PROVISIONS........................................   19

SECTION 9.  AMENDMENT AND TERMINATION.....................................   20

            9.1.    Amendment and Termination
            9.2.    Change in Control
                    9.2.1.  In General
                    9.2.2.  Special Definitions
                    9.2.3.  Amendment
                    9.2.4.  Termination of Employment
                    9.2.5.  Pending Distributions
                    9.2.6.  Commutation of Installments
                    9.2.7.  Not Amendable

SECTION 10. DETERMINATIONS -- RULES AND REGULATIONS........................  21

            10.1.   Determinations
            10.2.   Rules and Regulations
            10.3.   Method of Executing Instruments
            10.4.   Claims Procedure
                    10.4.1. Original Claim
                    10.4.2. Claims Review Procedure
                    10.4.3. General Rules
            10.5.   Information Furnished by Participants

SECTION 11. PLAN ADMINISTRATION...........................................   23

            11.1.   Principal Sponsor
                    11.1.1. Officers
                    11.1.2. Chief Executive Officer
                    11.1.3. Board of Directors
                    11.1.4. Amendment
            11.2.   Conflict of Interest
            11.3.   Administrator
            11.4.   Service of Process

SECTION 12. DISCLAIMERS...................................................   24

            12.1.   Term of Employment
            12.2.   Employment
            12.3.   Source of Payment
            12.4.   Guaranty
            12.5.   Delegation

SIGNATURES................................................................   24

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                 ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
                                (1990 Statement)


     WITNESSETH:  That

     WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the "Principal Sponsor"), by resolution of its Board of Directors, has authorized the creation of a nonqualified, unfunded, deferred compensation and supplemental retirement plan for the benefit of a select group of management or highly compensated eligible employees, said plan to be contained and set forth in a plan document; and

     WHEREAS, This is the plan document so contemplated;

     NOW, THEREFORE, The Principal Sponsor does hereby create and establish such deferred compensation and supplemental retirement plan, effective September 1, 1990, to read in full as follows:

                                    SECTION 1

                                  INTRODUCTION

1.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

       1.1.1. Accounts -- the following Accounts will be maintained under the Plan for Participants:

       (a) Total Account -- for convenience of reference, the separate unfunded and unsecured general obligation of the Employer established with respect to each person who is a Participant in the Plan in accordance with Section 2, including the Participant's Excess Savings Account, Match Account and Phantom Stock Account.

       (b) Excess Savings Account -- the bookkeeping account maintained for each Participant to which is credited the amounts specified in Section 3 and Section 4 and from which is subtracted payments made pursuant to Section 7.

       (c) Match Account -- the bookkeeping account maintained for each Participant to which is credited the amounts specified in
                 Section 3 and Section 4 and from which is subtracted forfeitures and payments made pursuant to Section 5 and Section 7.

       (d) Phantom Stock Account -- the bookkeeping account maintained for each Participant to which is credited the amounts specified in
                 Section 3 and Section 4 and from which is subtracted forfeitures and payments made pursuant to Section 5 and Section 7.

       1.1.2. Affiliate -- a business entity which is under "common control" with the Employer or which is a member of an "affiliated service group" that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a "common control," "affiliated service group" or "predecessor" business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose.

       1.1.3.    Annual Valuation Date -- each December 31.

       1.1.4. Beneficiary -- a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant's Total Account in the event of the Participant's death prior to full distribution thereof. A person so designated becomes a Beneficiary after the death of the Participant with respect to whom the person is a Beneficiary.

       1.1.5. Code -- the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

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       1.1.6.    Compensation -- wages within the meaning of section 3401(a) of the Internal Revenue Code for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:

       (a) Included Items. In determining a Participant's Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Internal Revenue Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code.

       (b) Excluded Items for HCEs. There shall be excluded in determining the Compensation of a Participant who is a highly compensated employee (as defined in section 414 of the Code and determined as of the first day of the Plan Year) all of following: (i) income related to a restricted stock award, and
                 (ii) tax offset bonuses paid or payable with respect to a restricted stock award, and (iii) the value of all stock options and stock appreciation rights (whether or not exercised) and other similar amounts, and (iv) all similar emoluments consistent with the foregoing.

       (c) Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant's Compensation.

       (d) Non-Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant's Compensation.

       (e) Attribution to Periods. A Participant's Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

       (f) Excluded Periods. Amounts received after the Participant's termination of employment shall not be taken into account in determining a Participant's Compensation.

       (g) Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Compensation shall be determined for each Employer.

       (h) Annual Maximum. A Participant's Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Internal Revenue Code. In determining a Participant's Compensation, the rules of section 414(q)(6) of the Code apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and lineal descendants of the Participant who have not attained age nineteen (19) years before the close of the Plan Year; provided, however, that the rule in this sentence shall not apply to the Seven Thousand Dollar ($7,000) limit specified in
                 Section 2.4. If Participants are aggregated as such family members (and do not otherwise agree in writing), the Compensation of each family member shall equal the annual compensation limit under section 401(a)(17) of the Internal Revenue Code multiplied by a fraction, the numerator of which is such family member's Compensation (before application of such annual compensation limit) and the denominator of which is the total Compensation (before application of such annual compensation limit) of all such family members. For purposes of the foregoing, the annual compensation limit imposed under section 401(a)(17) of the Internal Revenue Code shall be One Hundred and Fifty Thousand Dollars ($150,000) as adjusted under the Internal Revenue Code for cost of living increases) for all Plan Years beginning after December 31, 1993.

       1.1.7. Disability -- a physical or mental condition resulting from injury or illness which is of such a nature that it constitutes total disability as defined for purposes of the group long-term disability insurance program maintained by the Employer, whether or not the individual is actually covered by such group long-term disability insurance program.

       1.1.8.    Effective Date -- September 1, 1990.

       1.1.9. Excess Savings Agreement -- the agreement which may be entered into by a Participant as provided in Section 2.2.

       1.1.10. Employer -- the Principal Sponsor, any business entity affiliated with the Principal Sponsor that adopts the Plan, and any successor thereof that adopts the Plan.

       1.1.11. ERISA -- the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

       1.1.12.   Event of Maturity -- any of the occurrences described in
Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

       1.1.13. Participant -- an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the Participant's date of death or, if earlier, the date when the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant's Total Account, if any).

       1.1.14. Plan -- the program of deferred compensation and supplemental retirement income benefit of the Employer established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement. (As used herein, "Plan" refers to the legal entity established by the Employer and not to the document pursuant to which the Plan is maintained. That document is referred to herein as the "Plan Statement.") The Plan shall be referred to as the "ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN."

       1.1.15.   Plan Statement -- this document entitled "ADC
TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (1990 Statement)" as adopted by the Principal Sponsor effective as of September 1, 1990, as the same may be amended from time to time thereafter.

       1.1.16. Plan Year -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

       1.1.17. Principal Sponsor -- ADC TELECOMMUNICATIONS, INC., a Minnesota corporation.

       1.1.18. Recognized Employment -- employment in an officer or director level position with the Principal Sponsor or a comparable position with any other Employer.

       1.1.19. Retirement Savings Plan -- the tax-qualified stock bonus plan of the Employer established for the benefit of employees eligible to participate therein, as set forth in the document entitled "ADC RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN TRUST AGREEMENT (1990 Restatement)" as adopted by the Principal Sponsor effective as of January 1, 1990, as the same may be amended from time to time thereafter.

       1.1.20.   Unit Share -- a bookkeeping unit which is the equivalent of one
(1) share of common stock of the Employer.

       1.1.21. Valuation Date -- the Annual Valuation Date and the last day of each other calendar month.

       1.1.22. Vested -- nonforfeitable, i.e., a claim obtained by a Participant or the Participant's Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant's service, which is unconditional and which is legally enforceable against the Plan.

1.2. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual's birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Employer shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

1.3. Transitional Rules. The Employer may adopt such transition rules as necessary to implement the Plan effective September 1, 1990, including, but not limited to, permitting the execution of Excess Savings Agreements prior to that date.

                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

2.1. Eligibility. Each employee in Recognized Employment shall become a Participant on the first January 1 as of which the employee is both:

       (a)       a participant in the Retirement Savings Plan, and

       (b) enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan.

2.2.   Enrollment.  Each employee who will become a Participant as provided in
Section 2.1 may elect to defer compensation by completing an Excess Savings Agreement and delivering it to the Employer at least fifteen (15) days prior to the January 1 as of which the employee will become a Participant. If an employee does not elect to defer compensation when the employee is first eligible to do so, the employee may elect to defer compensation as of any subsequent January 1 by completing an Excess Savings Agreement and delivering it to the Employer at least fifteen (15) days prior to that January 1, if on that January 1, the employee is in Recognized Employment and enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan.

2.3. Excess Savings Agreement. The Excess Savings Agreement which each Participant may execute shall provide for a deferral of a percentage of the Participant's Compensation in excess of ten (10) times the Seven Thousand Dollar ($7,000) limit, as adjusted, under the Retirement Savings Plan. The deferral percentage which a Participant may elect under the Excess Savings Agreement shall be equal to not less than two percent (2%) nor more than fifteen percent (15%) of the amount of the Participant's Compensation which otherwise would be paid to the Participant by the Employer each payday. The deferral of compensation agreed to by the Participant shall be made by the Employer from the Participant's Compensation each payday on and after the payday as of which the Participant's Compensation for the Plan Year exceeds ten (10) times the Seven Thousand Dollar ($7,000) limit, as adjusted, under the Retirement Savings Plan for so long as the Excess Savings Agreement remains in effect.

2.4. Modifications of Excess Savings Agreement. The Excess Savings Agreement of a Participant may be modified as follows.

       2.4.1. Increase or Decrease. A Participant who has an Excess Savings Agreement in effect may modify the Excess Savings Agreement to increase or decrease the deferral percentage as of any subsequent January 1, if on that January 1, the Participant is in Recognized Employment and enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings
Plan.   The modified Excess Savings Agreement must be delivered to the Employer at least fifteen (15) days prior to the January 1 as of which the Participant desires the modification to be effective.

       2.4.2. Voluntary Cancellation. A Participant who has an Excess Savings Agreement in effect may cancel completely the Excess Savings Agreement as of any subsequent January 1. Written notice of the cancellation must be delivered to the Employer at least fifteen (15) days prior to the January 1 as
of which the Participant desires the cancellation to be effective.   If, as of
any subsequent January 1, the Participant is both in Recognized Employment and enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan, the Participant may execute a new Excess Savings Agreement effective as of that January 1. The new Excess Savings Agreement must be delivered to the Employer at least fifteen (15) days prior to the January 1 as of which the Participant desires the new agreement to be effective.

       2.4.3. Automatic Cancellation. The Excess Savings Agreement of Participant who ceases to be, as of any subsequent January 1, either in Recognized Employment or enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan shall be cancelled automatically as of that January 1. If, as of any subsequent January 1, the Participant is both in Recognized Employment and enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan, the Participant may execute a new Excess Savings Agreement effective as of that
January 1.   The new Excess Savings Agreement must be delivered to the Employer at least fifteen (15) days prior to the January 1 as of which the Participant desires the new agreement to be effective.

       2.4.4. Form of Agreement. The Employer shall specify the form of the Excess Savings Agreement, the form of any notices modifying the Excess Savings Agreement and all procedures for the delivery and acceptance of forms and notices.

2.5. Specific Exclusion. Notwithstanding anything apparently to the contrary in the Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in the Plan, develop benefits under the Plan or be entitled to receive benefits under the Plan (either for the individual or the individual's survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in the Plan at any time. If any individual not so defined has been erroneously treated as a Participant in the Plan, upon discovery of such error such individual's erroneous participation shall immediately terminate ab initio and upon demand such individual shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to that individual.

                                    SECTION 3

                              ADDITIONS TO ACCOUNTS

3.1.   Excess Savings Additions.

       3.1.1. Amount. Each calendar month, the Employer shall credit each Participant's Excess Savings Account with the amount of deferred compensation agreed to by each Participant pursuant to an Excess Savings Agreement.

       3.1.2. Crediting the Account. The amount of compensation deferred with respect to each Participant shall be credited in dollar amounts to the Participant's Excess Savings Account as of the Valuation Date coincident with or next following the last day of the calendar month in which the compensation was deferred.

3.2.   Fixed Match Additions.

       3.2.1. Amount. Each calendar month, the Employer shall credit each Participant's Match Account with an amount which is equal to twenty-five percent (25%) of the first six percent (6%) of the Participant's Compensation for the Plan Year in excess of the Seven Thousand Dollar ($7,000) limit, as adjusted, under the Retirement Savings Plan, but only if the Participant is an eligible Participant for the Plan Year (as defined in Section 3.7).

       3.2.2. Crediting the Account. The fixed match addition which is made with respect to a Participant shall be credited in dollar amounts to the Participant's Match Account as of the Valuation Date coincident with or next following the last day of the calendar month for which the addition is made.

3.3.   One Percent Additions.

       3.3.1. Amount. Each calendar quarter, the Employer shall credit each Participant's Phantom Stock Account with an amount which is equal to one percent (1%) of the Participant's Compensation for the Plan Year in excess of the Two Hundred Thousand Dollar ($200,000) limit, as adjusted, under the Retirement Savings Plan, but only if the Participant is an eligible Participant for the Plan Year (as defined in Section 3.7).

       3.3.2. Crediting the Account. The one percent addition which is made with respect to a Participant shall be credited in Unit Shares to the Participant's Phantom Stock Account as of the quarterly Valuation Date coincident with or next following the last day of the calendar quarter for which the addition is made. The number of Unit Shares shall be determined by dividing the dollar amount of the addition by the average stock price used by First Trust National Association for the Retirement Savings Plan for the same calendar quarter.

3.4.   Conditional Match Additions.

       3.4.1. Amount. Each calendar quarter, the Employer shall credit each Participant's Phantom Stock Account with an amount which is equal to fifteen percent (15%) of the amount of the first six percent (6%) of the Participant's Compensation for the Plan Year in excess of the Seven Thousand Dollar ($7,000) limit, as adjusted, under the Retirement Savings Plan, but only if the Participant is an eligible Participant for the Plan Year (as defined in Section-3.7); provided, however, such conditional match addition shall be made for a Plan Year only if conditional match contributions are made under the Retirement Savings Plan for that Plan Year.

       3.4.2. Crediting the Account. The conditional match addition which is made with respect to a Participant shall be credited in Unit Shares to the Participant's Phantom Stock

Account as of the quarterly Valuation Date coincident with or next following the last day of the calendar quarter for which the addition is made. The number of Unit Shares shall be determined by dividing the dollar amount of the addition by the average stock price used by First Trust National Association for the Retirement Savings Plan for the same calendar quarter.

3.5.   Performance Match Additions.

       3.5.1. Amount. Each Plan Year, the Employer may (but shall not be required to) credit to each Participant's Phantom Stock Account a percentage of the Participant's Compensation which is determined each Plan Year. The percentage shall be the performance match percentage, if any, determined for making performance match contributions for the Plan Year under the Retirement Savings Plan. The amount, if any, credited to each Participant's Phantom Stock Account shall be equal to the sum of:

       (a) the performance match percentage multiplied by the first six percent (6%) of the Participant's Compensation for the Plan Year in excess of the Seven Thousand Dollar ($7,000) limit, as adjusted, under the Retirement Savings Plan, and

       (b) the performance match percentage multiplied by the first one percent (1%) of the Participant's Compensation for the Plan Year in excess of the Two Hundred Thousand Dollar ($200,000) limit, as adjusted, under the Retirement Savings Plan;

but only if the Participant is: (i)an eligible Participant for the Plan Year (as defined in Section 3.7), (ii)employed in Recognized Employment on the last day of the Plan Year and (iii)eligible to receive a performance match contribution under the Retirement Savings Plan for the Plan Year. For purposes of this Section 3.5, Compensation paid by Kentrox Industries, Inc. shall be ignored.

       3.5.2. Crediting the Account. The performance match addition which is made with respect to a Participant shall be credited in Unit Shares to the Participant's Phantom Stock Account as of the Annual Valuation Date in the Plan Year for which the addition is made. The number of Unit Shares shall be determined by dividing the dollar amount of the addition by the average stock price used by First Trust National Association for the Retirement Savings Plan for the last calendar quarter in the same Plan Year.

3.6.   Section 415 Additions.

       3.6.1. Amount. Each Plan Year, the Employer shall credit each Participant's Match Account with an amount which is equal to the excess, if any, over the maximum permissible addition that would have been contributed on behalf of the Participant under the Retirement Savings Plan but for the limitation on annual additions imposed under section 415 of the Code; provided, however, such section 415 addition shall be made with respect to a Participant only if the Participant is an eligible Participant for the Plan Year (as defined in Section 3.7).

       3.6.2. Crediting the Account. The section 415 addition which is made with respect to a Participant shall be credited in dollar amounts to that Participant's Match Account as of the Annual Valuation Date in the Plan Year for which the addition is made.

3.7. Eligible Participant. For purposes of this Section 3, a Participant shall be an eligible Participant for a Plan Year only if, on the January 1 of that Plan Year, the Participant is both in Recognized Employment and enrolled for the maximum deferral percentage of retirement savings under the Retirement Savings Plan.

3.8. Nonduplication of Benefits. The Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

                                    SECTION 4

                    ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1. Valuation and Adjustment of Accounts. There shall be established for each Account of each Participant a bookkeeping account which shall be valued each Valuation Date.

As of each Valuation Date (the "current Valuation Date"), the value of each Account determined as of the immediately preceding Valuation Date (the "initial Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

       4.1.1. Addition Adjustment. The initial Account value shall be increased by the total amount, if any, credited to such Account under Section 3 as of the current Valuation Date.

       4.1.2. Investment Adjustment for Excess Savings Account. The initial Account value of each Participant's Excess Savings Account (as adjusted above) shall be increased by the rate of interest charged on the Valuation Date by Norwest Bank Minnesota, N.A. and in effect on that Valuation Date to its most credit-worthy corporate customers on loans of not more than ninety (90) days duration which are unsecured (that is, the so called prime rate of interest).

       4.1.3. Investment Adjustment for Match Account. The initial Account value of each Participant's Match Account (as adjusted above) shall be increased by the rate of interest charged on the Valuation Date by Norwest Bank Minnesota, N.A. and in effect on that Valuation Date to its most credit-worthy corporate customers on loans of not more than ninety (90) days duration which are unsecured (that is, the so called prime rate of interest).

       4.1.4. Dividend Adjustment for Phantom Stock Account. At such time that dividends are paid on common stock of the Employer, the Unit Shares credited to the Participant's Phantom Stock Account shall be increased by crediting in Unit Shares the amount of the dividend which would have been paid if the number of Unit Shares had been shares of common stock of the Employer. The number of Unit Shares shall be determined by dividing the dollar amount of the dividend by the average stock price used by First Trust National Association for the Retirement Savings Plan for the calendar quarter in which the dividend is paid.

       4.1.5. Antidilution Adjustment for Phantom Stock Account. In the event that the outstanding shares of stock of the Employer, of whatever class or series, are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Employer or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or otherwise, then the number of Unit Shares credited to the Participant's Phantom Stock Account shall be adjusted so that the resulting number of Unit Shares shall be in the same ratio to the original number of Unit Shares as the number of shares of stock of the Employer, of whatever class or series, outstanding immediately after the transaction described above giving rise to an adjustment hereunder bears to the number of shares of stock of the Employer, of whatever class or series, outstanding immediately prior to the transaction. Adjustments shall be made as are necessary to prevent dilution or enlargement of the benefits credited under the Plan.

       4.1.6. Distributions Adjustment. The initial Account value (as adjusted above) shall be reduced by the total amount distributed in fact to (or with respect to) the Participant from such Account as of the current Valuation Date.

4.2. Not Funded. The obligations of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. The Employer will pay the cost of the Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer's obligation to Participants in the Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

                                    SECTION 5

                               VESTING OF ACCOUNTS

5.1. Full Vesting. Except as hereinafter provided, the Accounts of each Participant shall be fully (100%) Vested at all times.

5.2. Forfeiture for Misconduct. Notwithstanding the foregoing provision, a Participant shall not be Vested at all in the Match Account and Phantom Stock Account (and shall completely forfeit all claims to such Accounts for such Participant and all Beneficiaries) upon the determination by the Employer that the Participant, either before or after termination of employment:

       (a) has engaged in a criminal or fraudulent activity resulting in harm to the Employer or an Affiliate, or

       (b) has divulged to a competitor any significant confidential information or trade secrets of the Employer or an Affiliate, or

       (c) has provided the Employer or Affiliate with materially false reports concerning such Participant's business interests or employment, or

       (d) has made materially false representations which are relied upon by the Employer or an Affiliate in furnishing information to a shareholder, auditors or any regulatory or governmental agency, or

       (e) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by such Participant to the Employer or an Affiliate, or

       (f) has engaged in conduct causing a serious violation of state or federal law by the Employer or an Affiliate, or

       (g) has engaged in reckless or grossly negligent activity toward the Employer or an Affiliate which is admitted or judicially proven and which results in significant harm to the Employer or an Affiliate, or

       (h) has engaged in the theft of assets or funds of the Employer or an Affiliate, or

       (i) has engaged in fraud or dishonesty toward the Employer or an Affiliate which is admitted or judicially proven, or

       (j) has been convicted of any crime which directly or indirectly arose out of such Participant's employment relationship with the Employer or an Affiliate or materially affected such Participant's ability to discharge the duties of employment with the Employer or an Affiliate, or

       (k) shall fail at or after the time of such Participant's termination of employment to execute a form of release and waiver prepared by and acceptable to the Employer releasing the Employer (and is officers, directors, employees and agents) from all direct or indirect claims for workers' compensation benefits, unemployment compensation benefits, claims arising as a result of employment discrimination, employment related claims arising under tort, breach of contract (express or implied) or any other law or theory and all other similar types of claims (whether known or unknown) as the Employer may specify or, after executing such a release or waiver, shall fail to abide by its terms.

                                    SECTION 6

                                    MATURITY

6.1. Events of Maturity. A Participant's Total Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an
Affiliate:

       (a)       the Participant's death,

       (b) the Participant's termination of employment, whether voluntary or involuntary,

       (c)       the Participant's Disability, or

       (d)       termination of the Plan;

provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

6.2. Effect of Maturity upon Further Participation in Plan. On the occurrence of an Event of Maturity, a Participant shall cease to have any interest in the Plan other than the right to receive payment of all Accounts as provided in
Section 7, adjusted from time to time as provided in Section 4.

                                    SECTION 7

                                  DISTRIBUTION

7.1. Time of Distribution. Upon the occurrence of an Event of Maturity effective as to a Participant, the Employer shall make or commence distribution of the Participant's Total Account (reduced by the amount of any applicable payroll, withholding and other taxes) as of one of the following times as the Participant shall designate in writing prior to the first Plan Year in which the Participant first receives additions to the Participant's Accounts.

       (a) Annual Valuation Date. Distribution may be made or commenced as of the Annual Valuation Date coincident with or next following the Event of Maturity. Actual distribution shall be made or commenced in the calendar month immediately following the Annual Valuation Date or as soon thereafter as administratively feasible.

       (b)       Quarterly Valuation Date.   Distribution may be made or
                 commenced as of the quarterly Valuation Date coincident with or next following the Event of Maturity. Actual distribution shall be made or commenced in the calendar month immediately following the quarterly Valuation Date or as soon thereafter as administratively feasible.

7.2. Forms of Distribution. Distribution of the Participant's Total Account shall be made to the Participant or the Beneficiary entitled to receive distribution (the "Distributee") in one of the following ways as the Participant shall designate in writing prior to the first Plan Year in which the Participant first receives additions to the Participant's Accounts.

       (a) Lump Sum. If the Distributee is either a Participant or a Beneficiary, in a single lump sum.

       (b) Five Annual Installments. If the Distributee is a Participant, in a series of substantially equal installments payable annually over a term of five (5) years. If the Distributee is a Beneficiary of a Participant and distribution had commenced to the Participant over a five (5) year period, in a series of substantially equal installments payable annually over the remainder of the five (5) year period. If the Distributee is a Beneficiary of a Participant and distribution had not commenced prior to the Participant's death, in a series of substantially equal installments payable annually over a term of five (5) years.

The amount of the installment distribution to be made in substantially equal annual installments shall be determined by dividing the Account value as of the Valuation Date of the installment distribution by the number of remaining installments (including the installment being computed).

7.3. Distribution in Cash. The Employer shall make or commence distribution of the Participant's Total Account in cash. The portion of the Participant's Phantom Stock Account to be distributed as of a Valuation Date shall be converted to a dollar amount based on the greater of (a) or (b) below.

       (a) Closing Price. The closing price of common stock of the Employer for the calendar quarter in which the Valuation Date occurs.

       (b) Quarter Average Price. The quarter average price of common stock of the Employer used by First Trust National Association for the Retirement Savings Plan for the calendar quarter in which the Valuation Date occurs.

7.4. 280G Limitation. The amount of any cash distribution to be received by the Participant under the Plan shall be reduced (but not below zero) by the amount, if any, necessary to prevent any part of any payment or benefit received or to be received by the Participant in connection with a Change in Control of the Employer (as defined in Section 9.2) or the termination of the Participant's employment (whether payable under the terms of the Plan or any other plan, contract, agreement or arrangement with the Employer, with any person whose actions result in a Change in Control of the Employer or with any person constituting a member of an "affiliated group" (as defined in section 280G(d)(5) of the Code)), with the Employer or with any person whose actions result in a Change in Control of the Employer (such foregoing payments or benefits referred to collectively as the "Total Payments") from being treated as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code, but only if and to the extent such reduction will also result in, after taking into account all applicable state or federal taxes (computed at the highest marginal rate) including any taxes payable pursuant to section 4999 of the Code, a greater after-tax benefit to the Participant than the after-tax benefit to the Participant of the Total Payments computed without regard to any such reduction. For purposes of the foregoing, (a) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Employer and acceptable to the Participant does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (b) any reduction in payments under the Plan shall be computed by taking into account that portion of Total Payments which constitute reasonable compensation within the meaning of section 280G(b)(4)(B) of the Code in the opinion of such tax counsel; (c) the value of any non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Employer in accordance with the principles of section 280G(d)(3)(iv) of the Code; and (d) in the event of any uncertainty as to whether a reduction in Total Payments to the Participant is required under the Plan, the Employer shall initially make the payment to the Participant and the Participant shall agree to refund to the Employer any amounts ultimately determined not to have been payable under the terms of this Section.

7.5.   Designation of Beneficiaries.

       7.5.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant's Total Account in the event of Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant's lifetime.

       7.5.2.    Failure of Designation.  If a Participant:

       (a)       fails to designate a Beneficiary,

       (b) designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

       (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant's Total Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant's surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

       Participant's surviving spouse
       Participant's surviving issue per stirpes and not per capita Participant's surviving parents

       Participant's surviving brothers and sisters
       Representative of Participant's estate.

       7.5.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant's death but not later than one hundred eighty
(180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Employer. A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by either the Employer.

       7.5.4. Definitions. When used herein and, unless the Participant has otherwise specified in his or her Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

       7.5.5. Special Rules. Unless the Participant has otherwise specified in his or her Beneficiary designation, the following rules shall apply:

       (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

       (b) The automatic Beneficiaries specified in Section 7.5.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

       (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

       (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

       (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

       7.5.6. Spousal Rights. No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under the Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.6. Death Prior to Full Distribution. If a Participant dies after an Event of Maturity but before distribution of the Participant's Total Account has been completed, the remainder of the undistributed Total Account shall be distributed in the same manner as hereinbefore provided in the Event of Maturity by reason of death. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Total Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).

7.7. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Employer shall be advised of the existence of such condition:

       (a) to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

       (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer.

                                    SECTION 8

                             SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.

The power to designate Beneficiaries to receive the Total Account of a Participant in the event of the Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant's Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.

This Section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

9.1. Amendment and Termination. The Employer hereby reserves the power to unilaterally amend the Plan Statement and to partially terminate or totally terminate the Plan and to reduce, suspend or discontinue its additions to the Plan, either prospectively or retroactively or both; provided that no amendment or termination shall be effective to reduce or divest the Accounts of any Participant without such Participant's consent.

9.2.   Change in Control.

       9.2.1. In General. Notwithstanding any other provision of the Plan Statement, Section 9.2.3, Section 9.2.4, Section 9.2.5 and Section 9.2.6 shall take effect if and only if a Maturity Date occurs effective as to this Plan following a Change in Control. A Maturity Date can not occur if there is no Change in Control. A Maturity Date effective as to this Plan does not occur merely because there is a Change in Control or merely because a Maturity Date occurs effective as to the ADC TELECOMMUNICATIONS, INC. PENSION PLAN. A Maturity Date following a Change in Control must be effective as to this Plan.

       9.2.2. Special Definitions. For purposes of this Section 9.2, the special definitions in Section 7.6.2 of the ADC TELECOMMUNICATIONS, INC. PENSION PLAN (1985 Restatement), as amended, shall apply.

       9.2.3. Amendment. Notwithstanding any other provision of the Plan Statement, during the two (2) years following the date of a Change in Control, the provisions of the Plan Statement may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control), of any Participant, Beneficiary or other person entitled to payments under the Plan. The Plan may not be terminated or merged with any other plan during the same two (2) year period.

       9.2.4. Termination of Employment. Notwithstanding any other provision of the Plan Statement, the Total Account of any Participant actively employed on the date of a Change in Control who terminates employment for any reason including Good Reason, death, disability (as defined in section 22(e)(3) of the Code) or Cause during the two (2) years following the date of the Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after such termination.

       9.2.5. Pending Distributions. Notwithstanding any other provision of the Plan Statement, any distribution (whether lump sum or installment) which is pending but which has not actually been made or commenced on the date of a Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date of the Change of Control.

       9.2.6. Commutation of Installments. Notwithstanding any other provision of the Plan Statement, any remaining installments due to any Participant who terminated employment before the date of a Change of Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date of the Change of Control.

       9.2.7. Not Amendable. Notwithstanding any other provision of the Plan Statement, this Section 9.2 may not be amended to decrease any of the benefits which it provides during the two (2) years following the date of a Change in Control without the affirmative written consent of a majority in both number and interest of the Participants actively employed on the date of the Change in Control.

                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. Determinations. The Employer shall make such determinations as may be required from time to time in the administration of the Plan. The Employer shall have the sole authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of employees, Participants and Beneficiaries and the amounts of their respective interests. Each interested party may act and rely upon all information reported to that party hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Employer.

10.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor or the Employer pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents.

10.4. Claims Procedure. Until modified by the Employer, the claims procedure set forth in this Section 10.4 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan. An application for a distribution under Section 7 shall be considered as a claim for the purposes of this Section.

       10.4.1. Original Claim. Any employee, former employee, or Beneficiary of such employee or former employee may, if he or she so desires, file with the Employer a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Employer shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Employer shall state in writing:

       (a)       the specific reasons for the denial,

       (b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based,

       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

       (d) an explanation of the claims review procedure set forth in this Section.

       10.4.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Employer a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Employer shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

       10.4.3.   General Rules.

       (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Employer may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Employer upon request.

       (b) All decisions on claims and on requests for a review of denied claims shall be made by the Employer.

       (c) The Employer may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

       (d) Claimants may be represented by a lawyer or other representative (at their own expense), but the Employer reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

       (e) The decision of the Employer on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

       (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer.

10.5. Information Furnished by Participants. The Employer shall not be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer and used by it in determining the Participant's Account. The Employer shall not be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth.

                                   SECTION 11

                               PLAN ADMINISTRATION

11.1.  Principal Sponsor.

       11.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

       11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Principal Sponsor may delegate or redelegate and allocate and reallocate to one or more persons or to a Employer of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Chief Executive Officer may from time to time deem advisable.

       11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Employer shall have the exclusive authority, which may not be delegated, to act for the Employer to amend the Plan Statement and to terminate the Plan.

11.2. Conflict of Interest. If any officer or employee of the Employer or any member of the board of directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, the Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting the Participant's individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of the Participant and the Participant shall act only in the Participant's individual capacity in connection with any such matter.

11.3. Administrator. The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

11.4. Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

                                   SECTION 12

                                   DISCLAIMERS

12.1. Term of Employment. Neither the terms of the Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plan.

12.2. Employment. The terms of the Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

12.3. Source of Payment. Neither the Employer nor any of its officers nor any member of its board of directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.

12.4. Guaranty. Neither the Employer nor any of its officers nor any member of its board of directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

12.5. Delegation. The Employer and its officers and the members of its board of directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.


       IN WITNESS WHEREOF, ADC TELECOMMUNICATIONS, INC. has caused this Plan document to be executed by its duly authorized officers.


               , 1990                        ADC TELECOMMUNICATIONS, INC.
---------------


                                             By
                                                -------------------------------
                                                Its
                                                -------------------------------


                                             And
                                                 ------------------------------
                                                 Its
                                                 ------------------------------